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                                                                    EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Hughes Supply, Inc. of our report dated March 14, 1996, except as to the pooling of interests with Electric Laboratories and Sales Corporation and ELASCO Agency Sales, Inc. which is as of April 26, 1996, relating to the consolidated financial statements of Hughes Supply, Inc., which appears in the Form S-3 (No. 333-15675) of Hughes Supply, Inc.


PRICE WATERHOUSE LLP
Orlando, Florida
December 30, 1996